                      O'SULLIVAN INDUSTRIES HOLDINGS, INC.
                     SPECIAL ANNUAL MEETING OF STOCKHOLDERS

                                1900 GULF STREET
                                Lamar, Missouri

                                             , 1999

                                VOTE BY INTERNET

Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

1. Read the accompanying Proxy Statement.

2. Visit our Internet voting site at http://www.umb.com/proxy and follow the instructions on the screen.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central
Time,              , 1999.

       IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR PROXY BY MAIL.

                            THANK YOU FOR YOUR VOTE.

                       Cut or tear along perforated edge.

--------------------------------------------------------------------------------

                      O'SULLIVAN INDUSTRIES HOLDINGS, INC.
                     1900 GULF STREET, LAMAR, MO 64759-1899
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                        SPECIAL MEETING ON       , 1999

    The undersigned stockholder of O'Sullivan Industries Holdings, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special
Meeting of Stockholders and Proxy Statement, each dated       , 1999. The
undersign hereby appoints RICHARD D. DAVIDSON and TYRONE E. RIEGEL, or either of them, as proxies, each with the power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of
Stockholders of O'Sullivan to be held on       , 1999, at [10;00 A.M., C.S.T.],
and at any adjournments or postponements of the Special Meeting, and to vote on the matter set forth on the reverse side all shares of Common Stock, par value $1.00 per share, of O'Sullivan which the undersigned would be entitled to vote if the undersigned was personally present at the Special Meeting.

    THE PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND THE TRANSACTION CONTEMPLATED BY THAT AGREEMENT.

                 CONTNUED AND TO BE SIGNED ON THE REVERSE SIDE

                      O'SULLIVAN INDUSTRIES HOLDINGS, INC.

    ATTACHED BELOW IS A PROXY CARD FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
O'SULLIVAN TO BE HELD ON             , 1999. PLEASE DETACH THE PROXY CARD AND
MARK THE BOX TO INDICATE HOW YOUR SHARES SHOULD BE VOTED. SIGN AND RETURN YOUR PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

    REGARDLESS OF WHETHER YOU PLAN TO ATTEND OUR SPECIAL MEETING OF STOCKHOLDERS
ON [      ], 1999, YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY
RETURNING YOUR PROXY PROMPLTY.

                                  DETACH HERE
--------------------------------------------------------------------------------

Please mark
/x/ votes as in
this example

    The Board of Directors recommends that you vote FOR the approval and adoption of the Agreement and Plan of Merger, dated as of May 17, 1999, and on transactions contemplated by that agreement, as more fully described in the Proxy Statement for the Special Meeting.

             FOR / /             AGAINST / /             ABSTAIN / /

    The Board of Directors of O'Sullivan recommend that you vote in favor of the approval and adoption of the Agreement and Plan of Merger and the transactions contemplated by that agreement.

    Please Note: Any shares of common stock of O'Sullivan held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself. The beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of common stock of O'Sullivan are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.

                                          Change of Address and or Comments
                                          Mark here / /

                                          Please date and sign as name is
                                          imprinted on this Proxy, including
                                          designation as executor, trustee,
                                          etc., if applicable. A corporation
                                          must sign its name by an authorized
                                          officer.
                                          Date:___________________________, 1999
                                          ______________________________________
                                          ______________________________________

                                                 Signature or Signatures

                                          Votes MUST be indicated [X] in black
                                          or blue ink

                                          (Please sign, date and return this
                                          Proxy in the enclosed postage prepaid
                                          envelope.)